Exhibit 99.1

ISILON SYSTEMS ANNOUNCES 2010 THIRD QUARTER FINANCIAL RESULTS

Posts Record Revenue and Profitability

SEATTLE, WA — October 21, 2010 — Isilon® (NASDAQ: ISLN) today announced its financial results for the quarter ended September 30, 2010. Revenue for the quarter was $53.8 million, up 19% sequentially compared to $45.1 million in the second quarter of 2010 and up 77% from $30.5 million in the third quarter of 2009.

“Isilon’s record third quarter growth is the strongest indication to date that there is a fundamental shift occurring in the enterprise data center,” said Sujal Patel, chief executive officer, Isilon. “Enterprises have grown increasingly aware of the critically important role that scale-out architectures play in the future of their rapidly expanding data centers,” said Patel. “As the leading provider of unified scale-out storage solutions, Isilon is very well-positioned to take an increasing share of this expanding sector.”

Financial results for the third quarter of 2010 included the following:

•	Gross margin for the third quarter of 2010 was 63.5%, compared with 62.0% in the second quarter of 2010 and 56.9% in the third quarter of 2009.

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Net income for the third quarter of 2010 was $4.0 million, or $0.05 per diluted share, compared with net income of $2.0 million, or $0.03 per diluted share in the second quarter of 2010. Net loss in the third quarter of 2009 was $4.9 million, or $0.08 per diluted share. The third quarter 2009 net loss per share included $2.0 million, or $0.03 per share, of expenses related to the class action legal settlement. Non-GAAP net income for the third quarter of 2010 was $6.9 million, or $0.09 per diluted share, compared with non-GAAP net income of $4.1 million, or $0.06 per diluted share in the second quarter of 2010. Non-GAAP net loss in the third quarter of 2009 was $1.4 million, or $0.02 per diluted share.

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In connection with the SEC’s civil action against our former CFO, the Company, pursuant to its indemnification obligations, has incurred and will likely continue to incur substantial legal expenses. Legal expenses associated with such indemnification obligations, along with discovery related costs incurred by the Company and certain other related costs, net for the third quarter of 2010 were $2.3 million, or $0.03 per diluted share, compared with $0.1 million, or $0.00 per diluted share, in the third quarter of 2009. These expenses are included in both our GAAP and non-GAAP results of operations.

•	Cash flows generated from operations in the third quarter of 2010 were $13.1 million compared with $10.0 million in the second quarter of 2010 and $0.9 million in the third quarter of 2009.

•	As of September 30, 2010, cash, cash equivalents and marketable securities were $114 million, compared with $100 million as of June 30, 2010.

Conference Call

Isilon management will host a conference call today at 5:30 a.m. PT (8:30 a.m. ET) to discuss Isilon’s third quarter financial results. The conference call will be webcast on the Investor Relations section of Isilon’s website at http://www.isilon.com/company/ where it will be archived. In addition, the live conference call will be accessible by telephone at 866-770-7051 or 617-213-8064, passcode 80081247.

A replay of the call will be available by telephone approximately two hours after the call ends until 12:00 midnight ET, October 28, 2010, at 888-286-8010 or 617-801-6888. The replay passcode is 20621487.

About Isilon

As a global leader in scale-out storage, Isilon delivers powerful yet simple solutions for enterprises that want to manage their data, not their storage. Learn more at http://www.isilon.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements prepared in accordance with GAAP, this press release includes non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP income (loss) per share. Isilon provides non-GAAP information to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future and to aid in comparing current operating results with those of past periods. The company believes the non-GAAP measures provide useful information to management and investors by excluding certain items that may not be indicative of Isilon’s core operating results and business outlook.

Non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP income (loss) per share exclude stock-based compensation expenses, restructuring charges and expenses related to the settlement of our shareholder litigation. Isilon excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Isilon does not believe reflect core operating results. Stock-based compensation expense is dependent on a number of factors over which management has limited control and is not a factor management utilizes in operating the business. Non-GAAP results also exclude a restructuring charge related to expenses incurred during the second quarter of 2009 in connection with a reduction in the company’s workforce, and charges from the settlement of the shareholder class action incurred during the third quarter of 2009. The restructuring and legal settlement charges are excluded because management believes that they are not indicative of on-going results.

These non-GAAP measures are not calculated in accordance with GAAP and should be considered supplemental to, and not a substitute for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Isilon believes that non-GAAP measures have inherent limitations in that they do not reflect all of the amounts associated with Isilon’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Isilon’s results of operations in conjunction with the corresponding GAAP measures. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP measures. We expect to continue to incur expenses similar to the non-GAAP adjustments described above and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

A table following the financial statements provides a reconciliation of the most directly comparable GAAP measures to the non-GAAP measures used by management.

Safe Harbor for Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our ability to increase market share, foundation for continued growth, and our expectations regarding ongoing legal expenses. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize, or the assumptions prove incorrect, our actual results may differ materially from those expressed or implied by our forward-looking statements. There can be no assurances that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include the following: risks associated with anticipated growth in data; competitive factors, including changes in the competitive environment, pricing pressures, sales cycle time and increased competition; our ability to build and expand our direct sales operations and reseller distribution channels; our ability to build sales backlogs and improve sales linearity; general economic and industry conditions, including expenditure trends for storage-related products; new product introductions and our ability to develop and deliver innovative products; our ability to provide high-quality service and support offerings; our reliance on a limited number of suppliers and our ability to forecast demand for our products and potential shortages or price fluctuations in our supply chain; risks associated with international operations; and macro-economic conditions. These and other important risk factors and assumptions are detailed in documents filed with the Securities and Exchange Commission, including our most recent Form 10-Q, our Annual Report on Form 10-K for 2009 and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. The Company makes no commitment to revise or update any forward-looking statements in order to reflect subsequent events or circumstances.

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Contacts:

Press:

Chris Blessington, Senior Director of Marketing and Communications, Isilon Systems

+1-206-315-7500, chris.blessington@isilon.com

Investors:

+1-206-315-7500, investor-relations@isilon.com

Isilon Systems, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Revenue:
Product	$42,912	$22,835	$107,790	$64,531
Services	10,934	7,669	30,397	21,849

Total revenue	53,846	30,504	138,187	86,380

Cost of revenue:
Product	15,228	9,631	40,038	29,691
Services (1)	4,435	3,510	11,708	11,972

Total cost of revenue	19,663	13,141	51,746	41,663

Gross profit	34,183	17,363	86,441	44,717

Operating expenses:
Research and development (1)	6,745	5,902	18,597	18,148
Sales and marketing (1)	17,348	10,843	45,557	32,443
General and administrative (1)	4,070	3,439	10,968	10,776
Restructuring charges	—	—	—	357
Legal settlement	—	2,000	—	2,000
Legal expenses associated with securities/derivative litigation, indemnification obligations and other related costs, net	2,300	124	3,551	405

Total operating expenses	30,463	22,308	78,673	64,129

Income (loss) from operations	3,720	(4,945)	7,768	(19,412)

Other income (expense), net	332	164	(239)	702

Income (loss) before income tax expense	4,052	(4,781)	7,529	(18,710)
Income tax expense	(64)	(86)	(413)	(304)

Net income (loss)	$3,988	$(4,867)	$7,116	$(19,014)

Net income (loss) per share, basic	$0.06	$(0.08)	$0.11	$(0.30)

Net income (loss) per share, diluted	$0.05	$(0.08)	$0.10	$(0.30)

Shares used in computing basic net income (loss) per share	66,036	64,550	65,533	64,184

Shares used in computing diluted net income (loss) per share	73,547	64,550	71,697	64,184

(1) Includes stock-based compensation as follows:
Cost of revenue	$118	$60	$299	$202
Research and development	531	402	1,602	1,256
Sales and marketing	1,247	418	2,692	1,339
General and administrative	1,048	545	2,260	1,536

Isilon Systems, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands)

	As of
	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$19,843	$23,135
Marketable securities	93,963	56,019
Trade receivables, net	26,508	20,824
Inventories	7,526	5,636
Other current assets	7,053	5,819

Total current assets	154,893	111,433

Property and equipment, net	6,584	6,660

Total assets	$161,477	$118,093

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,589	$7,313
Accrued liabilities	6,024	5,155
Accrued compensation and related benefits	9,654	6,828
Deferred revenue	32,313	24,421

Total current liabilities	58,580	43,717

Deferred revenue, net of current portion	23,096	13,380
Deferred rent, net of current portion	2,247	2,717

Total liabilities	83,923	59,814

Commitments and contingencies

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	217,353	205,192
Accumulated other comprehensive loss	(375)	(373)
Accumulated deficit	(139,425)	(146,541)

Total stockholders’ equity	77,554	58,279

Total liabilities and stockholders’ equity	$161,477	$118,093

Isilon Systems, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
	(in thousands)		(in thousands)
Cash flows from operating activities
Net income (loss)	$3,988	$(4,867)	$7,116	$(19,014)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,014	1,445	3,242	4,629
Amortization of discount on marketable securities	372	187	926	327
Stock-based compensation expense	2,943	1,425	6,852	4,333
Changes in operating assets and liabilities:
Accounts receivable, net	(6,339)	(2,361)	(5,697)	(3,519)
Inventories, net	(574)	62	(1,890)	6,467
Other current assets	2,397	(37)	(1,232)	(6)
Accounts payable	413	1,164	2,814	(840)
Accrued liabilities, compensation and deferred rent	929	1,404	3,231	1,877
Deferred revenue	7,931	2,457	17,608	5,394

Net cash provided by (used in) operating activities	13,074	879	32,970	(352)

Cash flows from investing activities
Purchases of property and equipment	(1,513)	(212)	(2,757)	(1,483)
Purchases of marketable securities	(34,707)	(9,110)	(95,876)	(35,092)
Proceeds from sales and maturities of marketable securities	21,698	6,850	57,007	31,175

Net cash (used in) investing activities	(14,522)	(2,472)	(41,626)	(5,400)

Cash flows from financing activities
Proceeds from exercise of common stock	1,626	1,139	3,695	1,566
Proceeds from employee stock purchase plan	1,103	—	1,676	—

Net cash provided by financing activities	2,729	1,139	5,371	1,566

Effect of exchange rate changes on cash and cash equivalents	63	9	(7)	110

Net increase (decrease) in cash and cash equivalents	1,344	(445)	(3,292)	(4,076)
Cash and cash equivalents at beginning of period	18,499	30,711	23,135	34,342

Cash and cash equivalents at end of period	$19,843	$30,266	$19,843	$30,266

Isilon Systems, Inc.

Reconciliation of GAAP to non-GAAP results

(in thousands, except percentages and per share data)

	Gross margin %	Operating Expenses	Income (loss) from operations	Net income (loss)	Net income (loss) per common share, diluted
Three Months Ended
September 30, 2010
GAAP	63.5%	$30,463	3,720	$3,988	$0.05
Adjustments:
Stock-based compensation	0.2%	(2,826)	2,944	2,944	$0.04

Non-GAAP	63.7%	$27,637	$6,664	$6,932	$0.09

June 30, 2010
GAAP	62.0%	$25,507	2,429	$2,013	$0.03
Adjustments:
Stock-based compensation	0.2%	(1,988)	2,095	2,095	$0.03

Non-GAAP	62.2%	$23,519	$4,524	$4,108	$0.06

September 30, 2009
GAAP	56.9%	$22,308	$(4,945)	$(4,867)	$(0.08)
Adjustments:
Stock-based compensation	0.2	(1,365)	1,425	1,425	0.03
Legal settlement	—	(2,000)	2,000	2,000	0.03

Non-GAAP	57.1%	$18,943	$(1,520)	$(1,442)	$(0.02)

Nine Months Ended
September 30, 2010
GAAP	62.6%	$78,673	$7,768	$7,116	$0.10
Adjustments:
Stock-based compensation	0.2	(6,554)	6,853	6,853	$0.09

Non-GAAP	62.8%	$72,119	$14,621	$13,969	$0.19

September 30, 2009
GAAP	51.8%	$64,129	$(19,412)	$(19,014)	$(0.30)
Adjustments:
Stock-based compensation	0.2	(4,131)	4,333	4,333	0.07
Restructuring charges	—	(357)	357	357	0.01
Legal settlement	—	(2,000)	2,000	2,000	0.04

Non-GAAP	52.0%	$57,641	$(12,722)	$(12,324)	$(0.18)